EXHIBIT 10.5

          FIRST AMENDMENT dated as of December 10, 2004 (the “First Amendment”), to (a) the Amended and Restated Credit Agreement dated as of July 1, 2004 (the “Credit Agreement”), among PIKE HOLDINGS, INC. (“Holdings”), PIKE ELECTRIC, INC. (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, NATIONAL CITY BANK, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”) and (b) the Amended and Restated Guarantee and Collateral Agreement dated as of July 1, 2004 (the “Guarantee and Collateral Agreement”) made by each of the signatories thereto in favor of the Administrative Agent. All capitalized terms used herein that are defined in the Credit Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H:

          WHEREAS, pursuant to Section 12.12 of the Credit Agreement, the Borrower, with the written consent of the Required Lenders, may add one or more additional credit facilities to the existing Facilities;

          WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement to add an additional $150,000,000 senior secured term loan facility (the “Tranche C Term Facility”);

          WHEREAS, the Borrower intends to use the proceeds of the Tranche C Term Facility to (i) pay a dividend to Holdings to permit Holdings to repurchase Holdings Common Stock and options for Holdings Common Stock and repurchase shares of the Series A Preferred and (ii) pay related fees and expenses in connection therewith (collectively, the “Transactions”) and has requested that the Lenders agree to amend the Credit Agreement to permit the Transactions;

          WHEREAS, the Tranche C Term Loan Lenders (as defined herein) are severally willing to provide the Tranche C Term Facility on, and subject to, the terms and conditions set forth herein; and

          WHEREAS, the Lenders have agreed to amend the Credit Agreement solely on the terms and conditions set forth in this First Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          SECTION 1.   AMENDMENTS TO THE CREDIT AGREEMENT

     1.1.   Amendment to Table of Contents. The Table of Contents to the Credit Agreement is hereby amended by amending and restating the reference to Exhibit B-1 in its entirety as follows: “Form of [Tranche B] [Tranche C] Term Note”.

     1.2.   Amendments to Section 1.1 (Commitment). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “the Term Facility” from the first sentence thereof and inserting in lieu thereof the phrase “the Tranche B Term Facility, the Tranche C Term Facility”.

     (b) Section 1.1(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 1.1(a):

          (a) Loans under the Tranche B Term Facility (each a “Tranche B Term Loan” and, collectively, the “Tranche B Term Loans”) were made pursuant to a single borrowing on the Effective Date. Once repaid, Tranche B Term Loans borrowed on the Effective Date may not be reborrowed.

     (c) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new Section 1.1(d) immediately following Section 1.1(c) thereto:

          (d) Loans under the Tranche C Term Facility (each a “Tranche C Term Loan” and, collectively, the “Tranche C Term Loans”) shall be made pursuant to a single borrowing on the First Amendment Effective Date. Once repaid, Tranche C Term Loans borrowed on the First Amendment Effective Date may not be reborrowed.

     1.3.   Amendments to Section 3.3 (Mandatory Adjustments of Commitments, etc.). (a) Section 3.3(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the words “[Intentionally Omitted.]”.

     (b) Section 3.3(b) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 3.3(b):

          (b) The Tranche C Term Commitment shall terminate in its entirety on the First Amendment Effective Date (after giving effect to the making of the Tranche C Term Loans on such date).

     1.4.   Amendment to Section 4.1 (Voluntary Prepayments). Section 4.1 of the Credit Agreement is hereby amended by inserting immediately following the phrase “shall be applied” in clause (iv) the phrase “to the Tranche B Term Facility and the Tranche C Term Facility ratably and”.

     1.5.   Amendments to Section 4.2 (Mandatory Prepayments). (a) Section 4.2(a)(ii) of the Credit Agreement is hereby amended by (i) renumbering such section as “Section 4.2(a)(ii)(A)”, (ii) inserting the phrase “Tranche B” immediately preceding the phrase “Term Loans” each time such phrase appears therein, (iii) inserting the phrase “Tranche B Term Loan” immediately preceding the phrase “Scheduled Repayment”, (iv) inserting immediately preceding the phrase “Term Facility Final Maturity Date” the words “Tranche B” and (v) inserting at the end thereof the following new Section 4.2(a)(ii)(B):

          (B) The Borrower shall be required to repay the principal amount of the Tranche C Term Loans on the last day of March, June, September and December of each year and on the Tranche C Term Facility Final Maturity Date, commencing March 31, 2005 (each such repayment, as the same may be reduced as provided in Sections 4.1 and 4.2(b), a “Tranche C Term Loan Scheduled Repayment”), each such installment on any such date to be in the amount set forth below opposite such date:

Date	Installment Amount
March 31, 2005	$375,000
June 30, 2005	$375,000
September 30, 2005	$375,000
December 31, 2005	$375,000
March 31, 2006	$375,000
June 30, 2006	$375,000
September 30, 2006	$375,000
December 31, 2006	$375,000
March 31, 2007	$375,000
June 30, 2007	$375,000
September 30, 2007	$375,000
December 31, 2007	$375,000
March 31, 2008	$375,000
June 30, 2008	$375,000
September 30, 2008	$375,000
December 31, 2008	$375,000
March 31, 2009	$375,000
June 30, 2009	$375,000
September 30, 2009	$375,000
December 31, 2009	$375,000
March 31, 2010	$375,000
June 30, 2010	$375,000
September 30, 2010	$375,000
December 31, 2010	$375,000
March 31, 2011	$375,000
June 30, 2011	$375,000
September 30, 2011	$375,000
December 31, 2011	$375,000
March 31, 2012	$375,000
June 30, 2012	$375,000
September 30, 2012	$375,000
Tranche C Term Facility Final	All amounts outstanding in respect
Maturity Date	of the Tranche C Term Loans

     (b) Section 4.2(a) of the Credit Agreement is hereby amended by inserting the following new clause (ix) immediately following clause (viii) thereto:

(ix) On or before April 10, 2005, an amount equal to the excess, if any, of (x) Tranche C Term Loans made on the First Amendment Effective Date over (y) the aggregate amount of Tranche C Term Loans used on or prior to such date in accordance with the terms of Section 8.9(a)(viii) and to pay fees and expenses incurred in connection therewith, shall be applied as a mandatory repayment of principal of the then outstanding Tranche C Term Loans; provided, that, (i) an amount necessary to redeem or repurchase Holdings Common Stock and options for Holdings Common Stock held by Mick Dubea and Rick Westbrook on the First Amendment Effective Date (the “Dubea/Westbrook Equity”) (as estimated by the Borrower in good faith) may be excluded from the foregoing requirement and (ii) on or before December 31, 2005, an amount equal to the excess, if any, of (x) the amount withheld pursuant to the foregoing clause (i) over (y) the portion of such amount used on or prior to such date to effect the redemption or repurchase of the Dubea/Westbrook Equity, shall be applied as a mandatory repayment of principal of the then outstanding Tranche C Term Loans.

     (c) Section 4.2(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Each mandatory repayment of Term Loans required to be made pursuant to Sections 4.2(a)(iii), (iv), (v), (vii), (viii) or (ix) shall be applied to the Tranche B Term Facility and the Tranche C Term Facility ratably (except in the case of mandatory repayments pursuant to Section 4.2(a)(ix), which shall be applied only to the repayment of the Tranche C Term Facility) and to the repayment of the then remaining applicable Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment). Each mandatory prepayment of Term Loans required to be made pursuant to Section 4.2(a)(vi) shall be applied to the repayment of the then remaining applicable Scheduled Repayments in the direct order of maturity.

     1.6.   Amendment to Section 6.5 (Use of Proceeds; Margin Regulations). Section 6.5(a) of the Credit Agreement is hereby amended by (a) inserting the phrase “Tranche B” immediately before the phrase “Term Loans” each time such phrase appears therein and (b) inserting the following sentence at the end of such section: “The proceeds of the Tranche C Term Loans shall be utilized by the Borrower (i) to pay a dividend to Holdings to permit Holdings to, and Holdings may, in accordance with Section 8.9(a)(viii), (A) redeem or repurchase shares of the Series A Preferred and (B) redeem or repurchase Holdings Common Stock and options for Holdings Common Stock and make payments for partial cancellation of options for Holdings Common Stock and (ii) to pay related fees and expenses of up to $2,500,000 in connection therewith.

     1.7.   Amendment to Section 7.13 (Interest Rate Agreements). Section 7.13 of the Credit Agreement is hereby amended by (a) and inserting the phrase “Tranche B” immediately before the phrase “Term Loans” and (b) inserting the following sentence at the end thereof: “The Borrower shall no later than 180 days following the First Amendment Effective Date enter into Interest Rate Agreements, reasonably acceptable to the Administrative Agent, establishing a fixed or maximum interest rate in respect of at least 35% of the aggregate principal amount of Tranche C Term Loans for a period of at least two years or any shorter period which shall be satisfactory to the Administrative Agent.”.

     1.8.   Amendment to Section 8.6 (Advances, Investments and Loans). Section 8.6(k) of the Credit Agreement is hereby amended by (a) deleting the word “and” immediately following the phrase “(vi)” and inserting in lieu thereof a comma and (b) inserting the phrase “ and (viii)” immediately following the phrase “(vii)”.

     1.9.   Amendment to Section 8.9 (Dividends, etc.). Section 8.9(a) of the Credit Agreement is hereby amended by (a) deleting the phrase “2004 Employee Stock Purchase Plan” and inserting in lieu thereof the phrase “2005 Employee Stock Purchase Plan” each time such phrase appears therein, (b) deleting the word “and” at the end of clause (vi) thereto, (c) deleting the period at the end of clause (vii) thereto and inserting in lieu thereof a semicolon and (d) inserting the following new clause (viii) immediately following clause (vii) thereto:

          (viii) on or before April 10, 2005, the Borrower may pay a dividend in one or more installments to Holdings in an amount not in excess of the Tranche C Term Loans to permit Holdings to, and Holdings may (A) in addition to the Series A Preferred purchased pursuant to Sections 8.9(a)(ii), (iv) and (vii), at any time in accordance with the terms of the Series A Preferred, redeem or repurchase shares of the Series A Preferred in an aggregate amount expended subsequent to the First Amendment Effective Date not exceeding $20,000,000 and (B) redeem or repurchase Holdings Common Stock and options for Holdings Common Stock and make payments for partial cancellation of options for Holdings Common Stock in an aggregate amount expended subsequent to the First Amendment Effective Date, under this clause (B), not exceeding $127,500,000.

     1.10.   Amendment to Section 8.10 (Transactions with Affiliates). Section 8.10 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (vi) thereto and inserting in lieu thereof a comma and (b) inserting the following new clause (viii) immediately following clause (vii) thereto: “and (viii) transactions permitted by Section 8.6(k)”.

     1.11.   Amendment to Section 8.14 (Leverage Ratio). Section 8.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               8.14 Leverage Ratio. Holdings will not permit the Leverage Ratio at the end of any Test Period ending on or about any date set forth below to be more than the ratio set forth opposite such date:

Fiscal Quarter End Date	Leverage Ratio
December 31, 2004	4.75 to 1.00
March 31, 2005	4.75 to 1.00
June 30, 2005	4.75 to 1.00
September 30, 2005	4.75 to 1.00
December 31, 2005	4.75 to 1.00
March 31, 2006	4.75 to 1.00
June 30, 2006	4.50 to 1.00
September 30, 2006	4.50 to 1.00
December 31, 2006	4.50 to 1.00
March 31, 2007	4.50 to 1.00
June 30, 2007	4.25 to 1.00
September 30, 2007	4.25 to 1.00
December 31, 2007	4.25 to 1.00
March 31, 2008	4.25 to 1.00
June 30, 2008	3.75 to 1.00
September 30, 2008	3.75 to 1.00
December 31, 2008	3.75 to 1.00
March 31, 2009	3.75 to 1.00
June 30, 2009	3.25 to 1.00
September 30, 2009	3.25 to 1.00
December 31, 2009	3.25 to 1.00
March 31, 2010	3.25 to 1.00
June 30, 2010	3.00 to 1.00
September 30, 2010	3.00 to 1.00
December 31, 2010	3.00 to 1.00
March 31, 2011	3.00 to 1.00

Fiscal Quarter End Date	Leverage Ratio
June 30, 2011	2.50 to 1.00
September 30, 2011	2.50 to 1.00
December 31, 2011	2.50 to 1.00
March 31, 2012	2.50 to 1.00
June 30, 2012 and thereafter	2.25 to 1.00

1.12.   Amendments to Section 10 (Definitions). (a) Section 10 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

          “Adjustment Date” shall be as defined in the Pricing Grid.

          “First Amendment” shall mean the First Amendment, dated as of December 10, 2004, to the Credit Agreement.

“First Amendment Effective Date”: the date upon which all conditions precedent specified in Section 4 of the First Amendment shall have been satisfied, which date is December 10, 2004.

          “Tranche B Term Loan” shall have the meaning provided in Section 1.1(a).

“Tranche B Term Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Annex 1.1A hereto directly below the column entitled “Tranche B Term Loan Commitment”, pursuant to which such Lenders made Tranche B Term Loans on the Effective Date.

          “Tranche B Term Facility” shall mean the Facility evidenced by the Tranche B Term Commitments.

          “Tranche B Term Facility Final Maturity Date” shall mean the date which is the eighth anniversary of the Effective Date.

          “Tranche B Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.2(a)(ii).

          “Tranche C Term Loan” shall have the meaning provided in Section 1.1(d).

“Tranche C Term Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Annex 1.1A hereto directly below the column entitled “Tranche C Term Commitment”, as the same may be reduced or terminated pursuant to Section 3.3.

          “Tranche C Term Facility” shall mean the Facility evidenced by the Tranche C Term Commitments.

“Tranche C Term Facility Final Maturity Date” shall mean the date which is the eighth anniversary of the First Amendment Effective Date.

          “Tranche C Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.2(a)(ii)(B).

     (b) Section 10 of the Credit Agreement is hereby further amended by deleting the defined terms “Applicable Margin,” “Facility,” “Final Maturity Date,” “Pricing Grid,” “Scheduled Repayment,” “Term Commitment”, “Term Facility” and “Term Loan” and substituting in lieu thereof the following new definitions in the appropriate alphabetical order:

“Applicable Margin” shall mean, for each Type and category of Loan, the rate per annum set forth under the relevant column heading and opposite the relevant category below:

	ABR Loan	Eurodollar Loans
Tranche B Term Loans	1.25%	2.25%
Tranche C Term Loans	1.25%	2.25%
Revolving Loans	1.50%	2.50%
Swingline Loans	1.50%	—

; provided, that (x) commencing with the date of delivery of financial statements pursuant to Section 7.1(b) for the fiscal quarter of the Borrower ended December 31, 2004, the Applicable Margin for Tranche B Term Loans, Revolving Loans and Swingline Loans for any day shall be calculated in accordance with the Pricing Grid and (y) on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the First Amendment Effective Date, the Applicable Margin for Tranche C Term Loans shall be calculated in accordance with the Pricing Grid.

          “Facility” shall mean any of the credit facilities established under this Agreement, i.e., the Tranche B Term Facility, the Tranche C Term Facility, the Revolving Facility or the Swingline Facility.

          “Final Maturity Date” shall mean the collective reference to the Tranche B Term Facility Final Maturity Date, the Tranche C Term Facility Final Maturity Date and the Revolving Facility Final Maturity Date.

          “Pricing Grid” shall mean the table set forth below:

	Applicable Margin for			Applicable Margin for
	Eurodollar Loans			ABR Loans
Leverage Ratio	Revolving Loans	Tranche B Term Loans	Tranche C Term Loans	Revolving Loans and Swingline Loans	Tranche B Term Loans	Tranche C Term Loans
Greater than 2.75x	2.50%	2.25%	2.25%	1.50%	1.25%	1.25%
Less than or equal to 2.75x but greater than or equal to 2.50x	2.25%	2.00%	2.00%	1.25%	1.00%	1.00%
Less than 2.50x	2.00%	2.00%	2.00%	1.00%	1.00%	1.00%

          For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 7.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 8.14.

          “Scheduled Repayment” shall mean the Tranche B Term Loan Scheduled Repayment or the Tranche C Term Loan Scheduled Repayment, as applicable.

          “Term Commitment” shall mean, with respect to each Lender, the sum of such Lender’s Tranche B Term Commitment and Tranche C Term Commitment.

          “Term Facilities” shall be a collective reference to the Tranche B Term Facility and the Tranche C Term Facility.

          “Term Loans” shall be a collective reference to Tranche B Term Loans and Tranche C Term Loans.

     (c) The definition of “Consolidated EBITDA” set forth in Section 10 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately following clause (x) thereof and inserting in lieu thereof a comma and (ii) inserting immediately following clause (xi) thereof the phrase “, (xii) any expense due to any Deferred Compensation Liability during such period to the extent that such expense is included in the income statement of Holdings and its Subsidiaries for such period and (xiii) non-cash charges related to or caused by the Pike Holdings 2005 Employee Stock Purchase Plan”. The definition of “Consolidated EBITDA” is hereby further amended by amending and restating the second full paragraph thereof in its entirety as follows:

          Notwithstanding the foregoing, for purposes of calculating the Cash Interest Coverage Ratio and the Leverage Ratio (a) Consolidated EBITDA shall be deemed to be $1,000,000 greater for each quarter ended during the period beginning on September 30, 2003 through and including June 30, 2004 (reflecting, without duplication, expenses included in the determination of Consolidated EBITDA above) and (b) as of the last day of any fiscal quarter in any Test Period occurring during the twelve consecutive months following the Acquisition or a Permitted Business Acquisition, Consolidated EBITDA shall be calculated for the relevant Test Period as if (i) the Acquisition or such Permitted Business Acquisition, as the case may be, had been consummated and (ii) the cost savings expected, in the good faith judgment of the management of Holdings at such time, had been achieved, in each case, on the first day of such Test Period. In addition, it is understood and agreed that for purposes of calculating the Cash Interest Coverage Ratio and the Leverage Ratio for any period including the quarter ended September 30,

10

     2004, Consolidated EBITDA for the quarter ended September 30, 2004 shall be deemed to be $33,600,000.

     (d) The definition of “Indebtedness” set forth in Section 10 of the Credit Agreement is hereby amended by deleting the phrase “2004 Employee Stock Purchase Plan” and inserting in lieu thereof the phrase “2005 Employee Stock Purchase Plan”.

     (e) Section 10 of the Credit Agreement is hereby further amended by deleting the defined term “Term Facility Final Maturity Date” in its entirety.

     1.13.   Amendment to Section 12.12 (Amendment or Waiver). Section 12.12 of the Credit Agreement is hereby amended by (a) deleting the phrase “Term Facility” and inserting in lieu thereof the phrase “Term Facilities” in the second full paragraph thereof and (b) inserting the phrase “or of all Tranche B Term Loans or of all Tranche C Term Loans” immediately following the phrase “to permit the refinancing or modification of all outstanding Term Loans” in the third full paragraph thereof.

     1.14.   Amendment to Annex 1.1A. Annex 1.1A to the Credit Agreement is hereby amended by supplementing such Annex with the information contained in Annex 1 hereto.

     1.15.   Amendment to Exhibit B-1. Exhibit B-1 is hereby amended and restated in its entirety in the form attached as Annex 2 hereto.

SECTION 2.   AMENDMENT TO THE GUARANTEE AND COLLATERAL AGREEMENT

     2.1.   Section 1.2 of the Guarantee and Collateral Agreement is hereby amended by inserting the following new paragraph (d) in the appropriate alphabetical order:

          (d) Where the context requires, any affiliate of a Lender which is a party to a Specified Hedge Agreement shall be deemed to be a “Lender” for the purposes of this Agreement.

SECTION 3.   JOINDER

          From and after the First Amendment Effective Date, pursuant to Section 12.12 of the Credit Agreement, each Tranche C Term Loan Lender executing and delivering a signature page to this First Amendment, shall become a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the other provisions thereof.

SECTION 4.   CONDITIONS PRECEDENT

          This Amendment shall become effective upon the satisfaction of the following conditions precedent (the “First Amendment Effective Date”):

     4.1.   Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed as of the date hereof by Holdings, the Borrower, the Required Lenders (as defined in the Credit Agreement prior to giving effect to this Amendment) and each Tranche C Term Loan Lender.

     4.2.   Acknowledgment and Consent. An Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Credit Party party to the Guarantee and Collateral Agreement.

     4.3.   Mortgages, etc. (a) The Administrative Agent shall have received a Mortgage Amendment, substantially in the form of Exhibit B hereto, with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

     (b) In respect of each existing policy of title insurance issued to the Administrative Agent in respect of the Mortgaged Properties as of the Effective Date (the “Existing Title Policies”), an endorsement or endorsements (collectively, the “Endorsements”) or marked up unconditional binder for the issuance of such Endorsements dated on or about the First Amendment Effective Date. Each of the Endorsements shall modify the relevant Existing Title Policy to (A) insure that each Mortgage (as amended) insured thereby continues to be a valid first Lien on the relevant Mortgaged Property encumbered thereby free and clear of all defects and encumbrances, except those permitted by Section 8.3 and as disclosed therein; (B) name the Administrative Agent for the benefit of the Lenders (as defined in the Guarantee and Collateral Agreement) as the insured thereunder; and (C) be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each of the Endorsements, and all charges for mortgage recording tax and all related expenses, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the Endorsements referred to in this subsection and a copy of all other documents affecting the Mortgaged Property encumbered by the Mortgages (as amended) as shall have been reasonably requested by the Administrative Agent.

     (c) The Administrative Agent shall have received an Aircraft Mortgage Amendment, substantially in the form of Exhibit C hereto, with respect to the Aircraft Mortgage, executed and delivered by a duly authorized officer of each party thereto.

     4.4.   Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid by the Borrower or its affiliates, and all expenses required to be reimbursed by the Borrower or its affiliates for which invoices have been presented, on or before the First Amendment Effective Date. All such amounts will be paid with proceeds of Tranche C Term Loans made on the First Amendment Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the First Amendment Effective Date.

     4.5.   Financial Statements. The Arrangers shall have received a pro forma consolidated balance sheet of Holdings as of September 30, 2004 (the “Pro Forma Balance Sheet”), adjusted to give effect to the consummation of the Transactions and the financings contemplated hereby as if such transactions had occurred on such date.

     4.6.   Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

     (a) the executed legal opinion of Cravath, Swaine & Moore LLP, special New York counsel to Holdings and the Borrower, reasonably satisfactory in form and substance to the Administrative Agent in all respects;

     (b) the executed legal opinion of Bell Davis & Pitt, North Carolina counsel to the Credit Parties, reasonably satisfactory in form and substance to the Administrative Agent in all respects; and

     (c) the executed legal opinion of local counsel to the Credit Parties in Georgia and of special FAA counsel, reasonably satisfactory in form and substance to the Administrative Agent in all respects.

     4.7.   Closing Certificates. The Administrative shall have received closing certificates (including all attachments thereto) of the Credit Parties substantially in the form of Exhibit E to the Credit Agreement.

     4.8.   Prepayment of Tranche B Term Loans. The Borrower shall have prepaid the Tranche B Term Loans in accordance with Section 4.1 of the Credit Agreement (together with accrued interest on the amount prepaid in accordance with Section 1.8(d) of the Credit Agreement) such that the aggregate principal amount of the outstanding Tranche B Term Loans on the First Amendment Effective Date does not exceed $260,000,000.

     4.9.   PATRIOT Act. Each Tranche C Term Loan Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the United States PATRIOT Act, to the extent reasonably requested through the Administrative Agent within a reasonable period of time prior to the First Amendment Effective Date.

SECTION 5.   REPRESENTATIONS AND WARRANTIES.

          To induce the Administrative Agent, the Lenders and the Tranche C Term Loan Lenders to enter into this First Amendment, each of Holdings and the Borrower hereby represent and warrant to the Administrative Agent, the Lenders and the Tranche C Term Loan Lenders that (before and after giving effect to this First Amendment):

     5.1.   Each Credit Party has the corporate power and authority, and the legal right, to make and deliver this First Amendment and the Acknowledgment and Consent (the “Amendment Documents”) to which it is a party, to perform its obligations under the Credit Agreement, as amended hereby (the “Amended Credit Agreement”) and, in the case of the Borrower, to borrow under the Amended Credit Agreement. Each Credit Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party, the performance of the Amended Credit Agreement and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of the Amended Credit Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, the borrowings under the Amended Credit Agreement or the execution, delivery, performance, validity or enforceability of this Amendment, the Acknowledgment and Consent or the Amended Credit Agreement, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 6.6 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Credit Party that is a party thereto. Each Amendment Document and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5.2.   The execution, delivery and performance of the Amendment Documents, the performance of the Amended Credit Agreement, the borrowings under the Amended Credit Agreement and the use of the proceeds thereof will not violate any Requirement of Law or any contractual obligation of Holdings or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such contractual obligation (other than the Liens created by the Security Documents).

     5.3.   Each of the representations and warranties made by any Credit Party herein or in or pursuant to the Credit Documents is true and correct on and as of the First Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

     5.4.   The Borrower and the other Credit Parties have performed in all material respects all agreements and satisfied all conditions which this First Amendment and the other Credit Documents provide shall be performed or satisfied by the Borrower or the other Credit Parties on or before the First Amendment Effective Date.

     5.5.   After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this First Amendment.

     5.6.   The Pro Forma Balance Sheet presents a good faith estimate of the consolidated pro forma financial condition of Holdings and its Subsidiaries as of such date (after giving effect to the Transactions and the Tranche C Term Loans).

SECTION 6.   MISCELLANEOUS.

     6.1.   Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

     6.2.   Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this First Amendment, including, without limitation, the fees and expenses of Simpson Thacher & Bartlett LLP.

     6.3.   Continuing Effect. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall continue to be and shall remain in full force and effect in accordance with their terms. This First Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Credit Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent, the Lenders or the Tranche C Term Loan Lenders except as expressly stated herein. Any reference to the “Credit Agreement” in the Credit Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this First Amendment.

     6.4.   GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     6.5.   Miscellaneous. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

          IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

PIKE HOLDINGS, INC.

By:	/s/ J. Eric Pike

Name: J. Eric Pike Title: President & CEO

PIKE ELECTRIC, INC.

By:	/s/ J. Eric Pike

Name: J. Eric Pike Title: President & CEO

First Amendment

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ David Barton

Name: David Barton
Title: Manager

First Amendment

JPMorgan Chase Bank, N. A.

as a Lender

By:	/s/ Michael J. De Forge

Name: Michael J. De Forge
Title: Vice President

First Amendment

Annex 1

COMMITMENTS AND ADDRESSES

Lender	Tranche C Term Commitment

Barclays Bank PLC
200 Park Avenue, 4th Floor
New York, New York 10166
Attn: Dhuane Stephens
Tel: (212) 412 6881
Fax: (212) 412 2441

JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
Attn: Gary L. Spevack
Tel: (212) 270-5964
Fax: (212) 270-1063

Total	$150,000,000

Annex 2

EXHIBIT B-1

[FORM OF [TRANCHE B] [TRANCHE C] TERM NOTE]

$	New York, New York

December __, 2004

          FOR VALUE RECEIVED, PIKE ELECTRIC, INC., a North Carolina corporation (the “Borrower”), hereby promises to pay to                                          (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Barclays Bank PLC (the “Administrative Agent”) located at 200 Park Avenue, New York, New York 10166, on the [Tranche B] [Tranche C] Term Facility Final Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of                                          DOLLARS ($                     ) or, if less, the then unpaid principal amount of all [Tranche B] [Tranche C] Term Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount of each [Tranche B] [Tranche C] Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.8 of the Credit Agreement.

          This Note is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of July 1, 2004, among Pike Holdings, Inc., a North Carolina corporation, the Borrower, the lending and other financial institutions from time to time party thereto (including the Lender), and Barclays Bank PLC, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary and mandatory repayment prior to the [Tranche B] [Tranche C] Term Facility Final Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

PIKE ELECTRIC, INC.

By:

Title:

Tranche C Term Note

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

          Reference is hereby made to the First Amendment dated as of December 10, 2004 (the “First Amendment”) to (a) the Amended and Restated Credit Agreement dated as of July 1, 2004 (the “Credit Agreement”; terms defined in the Credit Agreement being used in this Acknowledgement and Consent with the meanings given to such terms in the Credit Agreement) among PIKE HOLDINGS, INC. (“Holdings”), PIKE ELECTRIC, INC. (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, NATIONAL CITY BANK, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”) and (b) the Amended and Restated Guarantee and Collateral Agreement dated as of July 1, 2004 (the “Guarantee and Collateral Agreement”) made by each of the signatories thereto in favor of the Administrative Agent. Each of the undersigned parties to the Guarantee and Collateral Agreement and/or any Security Document, in each case as amended, supplemented or otherwise modified from time to time, hereby (a) consents to the First Amendment and the transactions contemplated thereby and (b) acknowledges and agrees that the guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to the First Amendment.

PIKE EQUIPMENT AND SUPPLY COMPANY

By:

Title: President & Chief Executive Officer

RED SIMPSON, INC.

By:

Title:

AKERMAN FOUNDATION DRILLING, INC.

By:

Title:

GILLETTE ELECTRIC CONSTRUCTION, INC.

By:

Title:

Acknowledgment and Consent to First Amendment

INDUSTRIAL ELECTRICAL CORPORATION OF TEXAS

By:

Title:

Acknowledgment and Consent to First Amendment